Exhibit 10.37

COTY INC.

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose

          The purpose of the Coty Inc. Stock Plan for Non-Employee Directors (the “Plan”) is to promote the interests of Coty Inc. (the “Company”) and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase Class A Common Stock, $.01 par value (the “Shares”), of the Company.

2. Definitions

          As used herein, the following terms shall have the following meanings:

          “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

          “Board” shall mean the Board of Directors of the Company.

          “Business Day” means any day other than a Saturday, Sunday, legal holiday or a day in which the national securities exchange that constitutes the principal market for the Shares is closed.

          “Change of Control” shall have the same definition for purposes of this Plan as under the Company’s Long-Term Incentive Plan, or any successor plan thereto.

          “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

          “Committee” shall mean a committee of the Board designated by the Board to administer the Plan. If no such Committee has been designated, the Board shall be the Committee under the Plan.

          “Fair Market Value” per Share shall mean, as of any date, (i) the most recent closing sales price per Share on the national securities exchange which constitutes the principal trading market for the Shares, or (ii) if the Shares are not then listed on a national securities exchange, such value as the Board may have determined.

          “Option” shall mean a right to purchase Shares granted under and in accordance with Section 6.

3. Administration

          The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the selection of directors to receive Options, the number of Shares to be subject to Options, or the timing of grants of Options under the Plan, all of which shall be determined in accordance with the provisions of this Plan. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

4. Eligibility

          The class of individuals eligible to receive grants of Options under the Plan shall be directors of the Company who are not employees of the Company or its Affiliates (“Eligible Directors”). Directors who are employees, officers or directors of Joh. A. Benckiser GmbH shall be considered to be Eligible Directors, provided they are not also employees of the Company or its other Affiliates. Any holder of Options granted hereunder shall hereinafter be referred to as a “Participant.”

5. Shares Subject to the Plan

          Subject to adjustment as provided in Section 8, an aggregate of 50,000 Shares shall be available for grant under the Plan. The Shares issued upon the exercise of Options may be made available from authorized but unissued Shares or treasury Shares.

6. Automatic Grants of Options

          (a) Notwithstanding any other provision of the Plan, each Eligible Director shall be granted an Option to purchase 5,000 shares on the date he or she is first elected as a Director following the Plan’s Effective Date (hereafter defined) and shall automatically be granted on November 15 (or the preceding Business Day, if such date is not a Business Day) of each year an Option to purchase 2,000 Shares. Each such Option shall have a term of ten years. Each such Option shall become exercisable to the extent of one-third on each of the first, second and third anniversaries of the date of grant, but only to the extent the Participant is a director of the

Company on each such anniversary. The option price for such an Option shall equal the Fair Market Value of one Share on the date the Option is granted.

          (b) Such Option shall expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the director ends his or her service as a director of the Company and shall also be exercisable in full upon (w) the Participant’s death, (x) the Participant’s disability, (y) the Participant’s retirement in accordance with the mandatory retirement age specified in the Company’s Bylaws or (z) a Change of Control of the Company. Such Option shall have such other terms and conditions not inconsistent with the foregoing as the Committee shall determine.

          (c) Upon any valid exercise of an Option or any portion thereof prior to an initial public offering of the Company (“IPO”), an Eligible Director shall be entitled to receive only a payment in cash equal to the excess, if any, of the Fair Market Value, as of the exercise date, of the Shares underlying the Option or portion thereof so exercised over the aggregate exercise price of such Option or portion thereof. The payment of cash shall be made as promptly as practicable after an exercise in accordance herewith. The requirement to receive cash only under this Section shall cease and be of no further force or effect upon the consummation of the IPO.

7. Listing and Registration

          Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of Options or the issuance or purchase of Shares upon exercise of Options, no Options may be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.

          The Committee may refuse to issue or transfer any Shares or other consideration upon exercise of an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover any amount from the Participant under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant or Successor (defined below). Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

8. Adjustments and Extraordinary Events

          In the event of a stock split, stock dividend, subdivision or combination of the Shares, reorganization, reclassification, spin-off, partial liquidation, merger or other change in corporate structure affecting the Shares, the number of Shares subject to an Option granted under Section 6, the number and kind of Shares subject to any outstanding Option and the exercise price of any outstanding Option shall be increased or decreased proportionately, as the case may be, or shall otherwise be adjusted as determined by the Committee to be appropriate to avoid enhancement or diminution of the benefits intended to be provided to Eligible Directors under this Plan.

9. No Rights of Shareholders

          Neither a Participant nor his or her legal representative shall be, or have any of the rights and privileges of, a Shareholder of the Company in respect to any Options unless and until certificates for the Underlying Shares shall have been issued.

10. Transferability

          Other than (a) by will or the laws of descent and distribution, or (b) with respect to an Option, to the extent vested, by a transfer to the Participant’s spouse or lineal descendants or to any trust the beneficiaries of which consist only of the Participant, the Participant’s spouse and/or the Participant’s lineal descendants, each Option is nontransferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Participant. Any Participant’s successor (a “Successor”) shall take rights herein granted subject to the terms and conditions hereof, shall not sell, assign, transfer, dispose of, pledge or otherwise encumber an Option, and shall transfer any Shares acquired upon exercise of an Option only in compliance with applicable law. No transfer of an Option to any Successor shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by such Successor of the terms and conditions hereof.

11. Withholding

          The Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company of all such taxes and requirements at the time of any exercise of an Option, and the Company shall have the right and is hereby authorized to withhold from the Shares deliverable to the Participant upon any such event or from any other compensation or other amount owing to the Participant such amount (in cash, Shares or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes and requirements.

12. Option Agreements

          Each Option granted hereunder shall be evidenced by an Option Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Option grant, and any rules applicable thereto. Each Option granted under the Plan shall be subject to the Company’s Insider Trading Policy, the terms of which are incorporated by reference herein and in each respective Agreement.

13. No Trust or Fund Created

          The Plan and any Option grant shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments or distributions from the Company or any Affiliate pursuant to an Option grant, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

14. No Fractional Shares; Lot Size

          No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated. Any exercise hereunder shall be in a lot of 500 or more Shares.

15. Headings

          Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

16. Plan Amendments

          The Plan may be terminated or, subject to Section 3 herein, amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto.

17. Effective Date and Duration of Plan

          The Plan shall become effective as of November 1, 2001 (the “Effective Date”). The Plan shall terminate on the tenth anniversary of the Effective Date, unless the Plan is extended or terminated at an earlier date by the Shareholders or is terminated by exhaustion of the Shares available for issuance hereunder.